Exhibit 10.1

RELEASE AND COVENANT NOT TO SUE

TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT

1. COACH FINANCIAL SERVICES, INC., a Florida corporation, COACH INDUSTRIES GROUP, INC., a Nevada corporation, and their officers, directors, employees, attorneys, agents, heirs, executors, administrators, parents, subsidiaries, affiliates, successors and assigns (collectively, “RELEASOR”), in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, received from NEW WORLD LEASE FUNDING, LLC (together with its successors and assigns, “NWLF”), a limited liability company organized under the laws of the State of Delaware, receipt and sufficiency of which is hereby acknowledged, forever releases and discharges NWLF and its officers, directors, parents, subsidiaries, affiliates, employees, attorneys, agents, heirs, executors, administrators, successors and assigns (collectively, the RELEASEE) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, whether known or unknown, which against the RELEASEE, the RELEASOR ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever.

2. RELEASOR hereby covenants not to sue RELEASEE with respect to any matter known or unknown. RELEASOR represents and warrants that it has not heretofore assigned or transferred or purported to have assigned or transferred to any person, firm, corporation or any other entity whatsoever any claims against NWLF.

3. The RELEASOR acknowledges that there is a risk that subsequent to this RELEASE, the RELEASOR may discover, incur, or suffer claims that were unknown to the parties or unanticipated at the time of signing this RELEASE, including, without limitation, unknown or unanticipated claims that, had they been known, may have materially affected the decision to enter into this RELEASE. The RELEASOR expressly assumes the risk of such unknown and unanticipated claims and agrees that this RELEASE applies to all such potential claims.

4. RELEASOR expressly warrants that in giving this RELEASE and COVENANT NOT TO SUE it has received the benefit of advice of counsel of its own choosing and is entering into this RELEASE and COVENANT NOT TO SUE knowingly and voluntarily to settle all possible claims (including claims of fraud and related matters), and no promise or representation of any kind or character has been made by any of the parties released or by anyone acting on their behalf to induce this RELEASE.

5. The words “RELEASOR” and “RELEASEE” include all releasors and all releasees under this RELEASE.

6. This RELEASE may not be changed orally.

IN WITNESS WHEREOF, the RELEASOR has caused this release to be executed by its duly authorized officers on September 29, 2006.

COACH FINANCIAL SERVICES, INC.

By:	/s/ Susan Weisman
Name:	Susan Weisman
Title:	Chief Financial Officer

COACH INDUSTRIES GROUP, INC.

By:	/s/ Susan Weisman
Name:	Susan Weisman
Title:	Chief Financial Officer

STATE OF	)
)ss.:
COUNTY OF	)

On the      day of                     , 20    , before me personally came                                         , to me known, who, being by me duly sworn, did depose and say that he/she resides at No.                                         ; that he/she is the                                          of                                         , the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the board of directors of said corporation.

Notary Public

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